COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)




                                   EXHIBIT 11


                        COMPUTATION OF PER SHARE EARNINGS




                                                                       Year Ended December 31,
                                                              2000              1999             1998
                                                              -----             -----            -----
                                                                   (in thousands, except per share data)
BASIC

Income Before Cumulative Effect
   of Accounting Change                                       $1,424             $983            $1,104
/ Weighted Average Shares                                      2,604            2,645             2,017
------------------------------                                ------            ------            -----
   Per Share                                                   $0.55             $0.37            $0.55

Cumulative Effect of Accounting Change                          ----               (57)            ----
/ Weighted Average Shares                                      2,604             2,645            2,017
------------------------------                                ------            ------            -----
   Per Share                                                    ----             (0.02)            ----

Basic Earnings Per Share                                       $0.55             $0.35            $0.55
===========================                                   ======            ======            =====


DILUTED

Income Before Cumulative Effect
   of Accounting Change                                       $1,424              $983            $1,104
/ Weighted Average Shares                                      2,604             2,650             2,030
------------------------------                                ------            ------            ------
   Per Share                                                   $0.55             $0.37            $0.54

Cumulative Effect of Accounting Change                          ----               (57)             ----
/ Weighted Average Shares                                      2,604             2,650             2,030
------------------------------                                ------            ------            ------
   Per Share                                                    ----             (0.02)             ----

Diluted Earnings Per Share                                     $0.55             $0.35             $0.54
===========================                                   ======            ======            ======




Notes:
   - Weighted average shares outstanding have been adjusted to reflect 11 for 10 stock splits in 2000, 1999, 1998 and 1997.

   - Where applicable, diluted share computations include the effects of outstanding stock options.